UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9717 Pacific Heights Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 1, 2006, we entered into a letter agreement with Dr. Gregory M. Ayers amending the terms of our existing separation agreement with Dr. Ayers. Pursuant to the terms of the letter agreement, upon Dr. Ayers’ resignation from our board of directors on November 1, 2006, all of Dr. Ayers options to purchase shares of our common stock that would have continued to vest based on Dr. Ayers’ continued service as a member of our board of directors during the period from September 1, 2006 through August 31, 2007, were immediately accelerated such that Dr. Ayers is fully vested as to the same number of shares as he would have been vested had he continued serving as a member of the Board until August 31, 2007. A copy of the letter agreement is included as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 1, 2006, Dr. Ayers resigned from our board of directors.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Item No.
10.1	Letter Agreement between the Company and Gregory Ayers, dated November 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Edward F. Brennan, Ph.D
Edward F. Brennan, Ph.D.
(President and Chief Executive Officer)

Date: November 1, 2006

INDEX TO EXHIBITS

10.1	Letter Agreement between the Company and Gregory Ayers, dated November 1, 2006.